EXHIBIT 10.4

SEARS HOLDINGS CORPORATION
CASH AWARD – ADDENDUM TO
RESTRICTED STOCK AWARDS

Month Day, Year

FName MI. LName
Title

As of April 4, 2014 (the “Distribution”), Sears Holdings Corporation (the “Company”) distributed, for each whole share of Sears Holdings common stock outstanding as of the close of business on March 24, 2014 (i.e., the “Record Date” for the Distribution), to the holder 0.300795 common shares of Lands’ End, Inc. (the “Lands’ End Shares”).
Pursuant to action taken by the Company under the Sears Holdings Corporation 2006 Stock Plan and Sears Holdings Corporation 2013 Stock Plan, as applicable (referred to herein as the “Plan”), instead of a distribution of Lands’ End Shares with respect to any unvested restricted stock shares awarded under the Plan as of the Record Date (the “Unvested RSSs”), a cash award (the “Cash Award”) has been approved. Based on the Unvested RSSs awarded to you, you are hereby awarded the Cash Award(s) indicated below in lieu of any and all rights you would otherwise have had to Lands’ End Shares (and/or cash in lieu of fractional Lands’ End Shares) with respect to such Unvested RSSs. Any Cash Award is subject to the same vesting requirements and other terms set forth in your Restricted Stock Award Agreement(s) applicable to the Unvested RSSs.

Date of Grant	Unvested RSSs	Cash Award	Vesting Date
Month Day, Year	X,XXX	$XX.XX	Month Day, Year
OR

Date of Grant	Unvested RSSs	Cash Award(s)	Vesting Date
Month Day, Year	X,XXX	$XX.XX	Month Day, Year
Month Day, Year	X,XXX	$XX.XX	Month Day, Year

SEARS HOLDINGS CORPORATION

By:    Dean Carter

Title:	VP, Talent and Human Capital Services

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